Exhibit 21.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-76036, 33-99096, 333-35122 and 333-81916 on Form S-8 of our reports dated March 14, 2008, relating to the consolidated financial statements of Home Federal Bancorp and subsidiaries, and the effectiveness of Home Federal Bancorp’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Home Federal Bancorp for the year ended December 31, 2007.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Cincinnati, Ohio
March 14, 2008